LEASE AGREEMENT
                                     BETWEEN
                    WORLD WIDE WIRELESS COMMUNICATIONS, INC.
                                       AND
                                SHEKINAH NETWORK


         THIS AGREEMENT is made this 25th day of November 1998 (the "Effective Date"), by and between World Wide Wireless Communications, Inc. a Nevada Corporation, and Shekinah Network, a California non-profit Corporation and World Wide Communications, Inc. and Shekinah Network shall hereinafter be individually referred to as a "Party" or collectively as the "Parties."

         WHEREAS, the Federal Communications Commission ("FCC") has authorized licenses for Instructional Television Fixed Service ("ITFS") channels and has authorized the licensee to lease excess capacity to non-ITFS users for the transmission of commercial programming;

         WHEREAS, Shekinah Network has received licenses from the FCC License to construct and operate ITFS systems on the channels and in the markets listed in Exhibit A, attached hereto and incorporated by reference herein (the "Licenses") for the transmission of educational and instructional video programming;

         WHEREAS, Shekinah Network has filed applications at the FCC to construct and operate ITFS systems on the channels and in the markets listed in exhibit B, attached hereto and incorporated by reference herein (the "Applications") for the transmission of educational and instructional video programming (the channels listed in Exhibit A and Exhibit B are hereinafter referred to as the "Channels");

         WHEREAS, with respect to the Licenses and the Applications, Shekinah Network has entered into the Excess Capacity Lease Airtime Agreements listed in Exhibit C, attached hereto and incorporated by reference herein (the "Existing Lease Agreements"), pursuant to which certain non-ITFS users ("Existing Lessees") are not providing, or will provide, access to satellite reception equipment, transmission and reception equipment, operational support and royalties in exchange for access to capacity on the channels covered by the Licenses and the Applications, consistent with the rules and regulations of the FCC;

         WHEREAS, subject to the terms and conditions set forth herein, Shekinah Network desires to grant to World Wide Wireless Communications, Inc. an exclusive and irrevocable option to lease excess capacity on the Channels, and potentially to acquire the Channels;

         WHEREAS, subject to the terms and conditions set forth herein, World Wide Wireless Communications, Inc. desires to acquire from Shekinah Network an exclusive and irrevocable option to lease excess capacity on the Channels and potentially to acquire the Channels;

         NOW,  THEREFORE,  in  consideration  of the  premises  and  the  mutual
agreements,  representations,   warranties,  covenants  and  promises  contained
herein, the Parties, intending to be legally bound, hereby agree as follows:

         NOW,  THEREFORE,  in  consideration  of the  premises  and  the  mutual
agreements,  representations,   warranties,  covenants  and  promises  contained
herein, the Parties, intending to be legally bound, hereby agree as follows:


                                    ARTICLE 1

                                     OPTION

         1.1. Grant of option. Subject to the terms and conditions herein, Shekinah Network hereby grants to World Wide Wireless Communications, Inc. the exclusive, irrevocable right and option to lease from Shekinah Network excess capacity under each License and Application, and the exclusive, irrevocable right and option to acquire from Shekinah Network each License and Application (the "Option") as follows:

                  1.1.1. Within sixty days (60) days following the exercise of the Option with respect to any License or Application pursuant to Section 1.5 hereof, subject to Sections 1.1.2 and 1.1.3 hereof, Shekinah Network and World Wide Wireless Communications, Inc. shall enter into an Excess Capacity Lease Airtime Agreement ("World Wide Wireless Communications, Inc. Lease Agreement") for such License or Application substantially in the form of Exhibit D, attached hereto and incorporated by reference herein. The World Wide Wireless Communications, Inc. Lease Agreement shall specify a consideration to Shekinah Network of the amount of a One Dollar ($1) Signing Fee, and a monthly minimum Transmission Fee of Five percent (5%) of the Gross system receipts or Five Hundred Dollars whichever is greater.

                  1.1.2. In the event that the FCC's rules and regulations change such that World Wide Wireless Communications, Inc. is permitted to acquire the Channels outright and to utilize the Channels for purposes other than the transmission of educational and commercial programming, and Shekinah Network desires to sell its Channels and World Wide Wireless Communications, Inc. desires to so acquire the Channels, then upon the exercise of the Option with respect to the Channels covered by any License or Application pursuant to
Section 1.5 hereof, World Wide Wireless Communications, Inc. shall notify Shekinah Network in writing within sixty (60) days of its intention to acquire such Channels, and Shekinah Network and World Wide Wireless Communications, Inc. shall enter into an Asset Purchase Agreement for the purchase and sale of such Channels ("Purchase Agreement"). The Purchase Agreement shall contain terms and conditions which are reasonable and customary for purchase agreements of such Channels and shall specify a consideration to Shekinah Network of One Hundred and Fifty Thousan Dollars ($150,000) per-market or channel Group on and individual basis, or all markets or channel groups can be purchased for the sum of Three Million Five Hundred Thousand Dollars ($3,500,000). This would apply to World Wide Wireless Communications, Inc. or a FCC approved educational non-profit entity designated in writing by World Wide Wireless Communications, Inc..

         1.2 Term of Option. The Option shall have a term of ten (10) years from the date hereof (the "Option Term"). World Wide Wireless Communications, Inc. shall have a right to renew this option for three (3) additional terms of ten years each, following the other provisions of this Agreement.

         1.3. Payment. In consideration for the grant of the Option, World Wide Wireless Communications, Inc. hereby agrees to pay to Shekinah Network Five Hundred Thousan Dollars ($500,000.00), payable in cash by World Wide Wireless Communications, Inc. by certified or cashier's check or by wire or interbank transfer as follows:

                  1.3.1.  The  non-refundable  sum  of  Fifty-Thousand   Dollars
($50,000.00) shall be paid by World Wide Wireless Communications, Inc. to Shekinah on the Effective Date.

                  1.3.2. The non-refundable sum of Twenty-Five Thousand Dollars ($25,000.00) shall be paid by World Wide Wirelss Communications, Inc. to Shekinah on or before January 25, 1999 (sixty days (60) following the Effective
Date).

                  1.3.3. The balance of Four Hundred and Twenty-Five Thousand Dollars ($425,000.00) shall be paid by World Wide Wireless Communications, Inc. to Shekinah on or before February 25, 1999 (ninety days (90) following the Effective Date).

         1.4 Exercise of the Option. The Option granted under this Agreement shall be exercised by World Wide Wireless Communications, Inc. only as follows:

                  1.4.1. The Option with respect to each License and Application shall be exercisable by World Wide Wireless Communications, Inc. only upon the occurrence of one of the following events (a "Termination Event"): (i) the termination of the associated Existing Lease Agreement due to breach thereunder of the Existing Lessee; (ii) the termination of the associated Existing Lease Agreement due to the mutual consent of the parties thereto; or (iii) the expiration of the associated Existing Lease Agreement; provided that Skekinah Network and the Existing Lease have not entered into a new lease agreement pursuant to the terms of such Existing Lease Agreement. Shekinah Network shall provide written notice to World Wide Wireless Communications, Inc. for any Termination Event within thirty (30) days following the occurrence thereof (each such notice hereinafter referred to as a "Termination Notice"). (iv) The Availability of a License or Application not otherwise subject to an Existing Lease Agreement.

                  1.4.2.  Within  ninety  (90) days  following  the receipt of a
Termination Notice by Shekinah Network with respect to any License of Application (the "Exercise Period"), World Wide Wireless Communications, Inc. shall provide written notice to Shekinah Network of its intent to exercise its Option for the License or Application (and the Channels covered thereunder) at issue. If World Wide Wireless Communications, Inc. declines to exercise the Option for any given License or Application within the applicable Exercise Period, Shekinah Network shall have no further obligations to World Wide Communications, Inc. with respect to such License or Application.

                  1.4.3. Notwithstanding anything to the contrary in this Agreement, the Option with respect to each License and Application shall be expressly subject to any rights of first refusal of Existing Licenses which are contained in the Existing Lease Agreements.


                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

         2.1. Shekinah Network. Shekinah Network hereby represents and warrants to World Wide Wireless Communications, Inc. as follows:

                  2.1.1. Organization. It is a non-profit corporation duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to carry on its business as said business as said business is now being conducted and to own or to lease the assets it now owns or leases.

                  2.1.2. Authority/Enforceability. It has the full power and authority to execute and deliver this Agreement, and all other documents required to be executed and delivered by it hereunder, to consummate the transactions hereby contemplated to fully perform its obligations hereunder and to take all other actions required to be taken by it pursuant to the provisions hereof. The execution and delivery of this Agreement, and all other documents required to be executed and delivered by it hereunder, and its performance hereunder and thereunder have been duly authorized by all requisite action. This Agreement and all other documents required to be executed and delivered by it hereunder have been duly executed and delivered by it and constitute valid and legally binding agreements and obligations enforceable in accordance with their respective terms against it. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein, Shekinah Network makes no representation whatsoever with respect to the Licenses or the Applications.

                  2.1.3. No Conflicts. Except for any FCC approval which may be required prior to the execution and consummation of any agreement under Sections
1.1.1 or 1.2 hereof, the execution, and delivery and performance by it of this Agreement, or any other document required to be executed and delivered by it hereunder, in accordance with its terms will not, other than as disclosed by it to World Wide Wireless Communications, Inc.: (i) violate any order or decree of any court or governmental authority by which, with it is bound, (iii) violate, result in a breach of, constitute a default (or an event which, with or without the giving of notice, lapse of time or both, would constitute a default) under, result in the invalidity of, accelerate the performance required by or cause the acceleration of the maturity or, terminate or modify or give any third party the right to terminate or modify, or otherwise, instrument, note, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which it is a party or by which it is bound, (iv) constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other law for the protection of debtors or creditors, or (v) conflict with or result in any breach or violation of the terms, conditions or provisions of its organizational documents.

         2.2. World Wide Wireless Communications, Inc.. World Wide Wireless Communications, Inc. hereby represents and warrants to Shekinah Network, as follows:

                  2.2.1. Organization. It is corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to carry on its business as said business is now being conducted and to own or to lease the assets it now owns or leases.

                  2.2.2. Authority/Enforceability. It has the full power and authority to execute and deliver this Agreement, and all other documents required to be executed and delivered by it hereunder, to consummate the transactions hereby contemplated, to fully perform its obligations hereunder and to take all other actions required to be taken by it pursuant to the provisions hereof. The execution and delivery of this Agreement, and all other documents required to be executed and delivered by it hereunder, and its performance hereunder and thereunder have been duly authorized by all requisite action. This Agreement and all other documents required to be executed and delivered by it hereunder have been duly executed and delivered by it and constitute valid and legally binding agreements and obligations enforceable in accordance with their respective terms against it.

                  2.2.3. No Conflicts. Except for any FCC approval which may be required prior to the execution and consummation of any agreement under Sections
1.1.1. or 1.2 hereof, the execution, and delivery and performance by it of this Agreement, or any other document required to be executed and delivered by it hereunder, in accordance with its terms will not, other than as disclosed by it to Shekinah Network: (i) violate any provisions of any law, rule or regulation which is applicable to it, (ii) violate any order or decree of any court or governmental authority by which it is bound, (iii) violate, result in a breach of, constitute a default (or an event which, with or without the giving of notice, lapse of time or both, would constitute a default) under, result in the invalidity of, accelerate the performance required by or cause the acceleration of the maturity of, terminate or modify or give any third party the right to terminate or modify, or other authorization, right, restriction or obligation to which it is insolvency or fraudulent conveyance under any bankruptcy act or other law for the protection of debtors or creditors, or (v) conflict with or result in any breach or violation of the terms, conditions or provisions of its organizational documents.


                                    ARTICLE 3

                               RIGHTS AND REMEDIES

         3.1. Indemnification.

                  3.1.1. Each party shall indemnify, defend and hold the other Party and their officers, managers, directors, employees, agents and representatives free and harmless from and against any and all claims, actions, suits, liability, loss, damages, costs, expenses, judgments, deficiencies, charges and reasonable fees or legal counsel arising out of or in connection with any material breach by the Party of any representation, warrant or covenant of this Agreement or any failure by the Party to perform its obligations hereunder. World Wide Wireless Communications, Inc. shall further indemnify defend and hold Shekinah Network, its officer, directors, employees, agents and representatives harmless from and against any and all claims, actions, suits, liabilities, damages, costs, expenses, judgments, deficiencies, charges and reasonable fees of legal counsel arising out of or in connection with any challenge by an Existing Lessee to the termination of an Existing Lease Agreement with respect to any License or Application; provided that World Wide Wireless Communications, Inc. exercises the Option with respect to such License or Application and Shekinah Network and World Wide Wireless Communications, Inc. actually enter into any agreement pursuant to Sections 1.1.1 or 1.1.2 with respect to such License or Application following such termination.

                  3.1.2. If claim by a third party is made against a Party indemnified under Section 3.1.1, above ("Indemnitee"), and the Indemnitee intends to seek indemnification with respect thereto, it shall promptly give written notice to the indemnifying Party ("Indemnitor") of such claim; provided, however, that failure by Indemnitee to give prompt notice of a claim shall not relieve Indemnitor of its obligations unless said failure materially prejudices Indemnitor's ability to defend the claim. Indemnitor shall have ten (10) business days after said notice is given to elect by written notice given to Indemnitee to undertake, conduct and control, through counsel of its own choosing (subject, as to choice of counsel, to the consent of Indemnitee, such consent not to be unreasonably withheld) and at its sole expense, the good faith settlement or defense of the claim and Indemnitee shall cooperate with Indemnitor in connection there with; provided further that if the defendants in an action include all of the Parties and any Party shall reasonably conclude that there may be reasonable defenses available to it which are different from or in addition to those available to the other Party or if the interests of one Party reasonably may be deemed to conflict with the interests of the other Party, each Party shall have the right to select separate counsel and to assumen such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be paid by each Party as incurred. So as long as the Indemnitor is contesting a claim in good faith, Indemnitee shall not pay or settle the claim. If Indemnitor does not make timely election to undertake the good faith defense or settlement of the claim afore-said, or if Indemnitor fails to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, Indemnitee shall, upon ten (10) days' written notice to Indemnitor, have the right to contest the claim at its exclusive discreation, at the risk and expense of Indemnitor to the full extent set forth in Section 3.2.1 above, as applicable.

         3.2. Termination

                  3.2.1. This Agreement may be terminated, without limiting any other legal or equitable rights or remedies the terminating Party may have, as follows; (i) Immediately upon the mutual written consent of the Parties; (ii) By the non-breaching Party in the event of a material breach of a representation, warranty, covenant or agreement by the other Party upon thirty (30) days written notice by the non-breaching Party to the breaching Party in the event that the breaching Party has not cured the breach within said thirty (30) day period; provided, however, that in the event that World Wide Wireless Communications, Inc. shall fail to make any of the payments specified in Section 1.3 when due, Shekinah Network shall be entitled immediately to terminate this Agreement and any Excess Capacity Lease agreements that may have been entered into by parties and Shekinah Network shall have no further liabilities or obligations to World Wide Wireless Communications, Inc. of any kind; (iii) By any Party if the other Party shall generally not pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding adjudicating a party as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the other Party shall take any action to authorize or facilitate any of the actions set forth above in this subsection (iii).

                  3.2.2. In the event of a material breach by a Party under this Agreement, the other Party, in addition to having the right to terminate this Agreement without liability, may pursue such other remedies as may be available to it at law or in equity. Neither termination nor expiration of this Agreement shall relieve the Parties of liabilities previously accrued hereunder or any liability, obligation or agreement which is to survive or be performed after such termination or expiration. However, the exclusive remedy for failure to meet payments under section 1.3.2 is termination of this option agreement and the termination of any Excess Capacity Lease agreements that may have been entered into by parties.


                                    ARTICLE 4

                                 MISCELLANEOUSE

         4.1. Assignment. The Parties agree that this Agreement and all of the rights, privileges, obligations and liabilities hereunder shall be freely assignable. The Parties further agree to execute any documents necessary and to cooperate fully in carrying out any such assignment. The Parties hereto hereby expressly acknowledge and agree that, subject to the receipt of FCC approval therefore, Shekinah Network intends to assign each of the Licenses and the Applications to a ITFS qualified entity, and to assign to such entity all of the rights, privileges, obligations and liabilities under this Agreement.

         4.2. Compliance With The Communications Act and FCC Rules. This Agreement and any agreement concluded under Sections 1.1.1 and 1.1.2 hereof may be subject to the Communications Act of 1934, as amended, and the rules and regulations and policies of the FCC 9collectively, the "Act"). If the consummation of the transactions contemplated by this Agreement shall be held by the FCC or a court of competent jurisdiction to be violative of the Act, the parties shall use their best efforts in good faith to arrange for the consummation of those transactions (without any practical alteration of the consideration to be received by either Party) in a manner consistent with the required and to cooperate fully with each other in order to obtain FCC approval of this transaction if any such approval is required.

         4.3. Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions of this Agreement of the application thereof are determined to be invalid or contrary to any existing or future law of any jurisdiction or any rule or regulation of any government authority, such invalidity shall not impair the operation of or affect those provisions in any other jurisdiction or any other provisions hereof which are valid.

         4.4. Entire Agreement. This Agreement constitutes and contains the entire agreement and understating concerning the subject matters and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. This is an integrated document.

         4.5. Governing Law. This agreement shall be deemed to have been executed and delivered within the state of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the principals of conflict of laws. Any disputes regarding the application or effect of any FCC Rules and/or Regulations shall be governed by the rules of the FCC.

         4.6. Construction. Each Party has cooperated in the drafting and preparation of the Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any Party on the basis that the Party was its drafter.

         4.7. Modification and Waiver. This agreement may not be modified in any way unless by a writing executed by both Parties hereto. No waiver of any breach of any term or provision of this Agreement shall not be, or shall be binding unless in writing and signed by the Party waiving the breach.

         4.8. Attorneys' Fees. In the event of litigation in connection with or concerning the subject matter of this Agreement, the Parties agree that the prevailing Party shall be reimbursed its attorneys' fees and costs. Any legal costs incurred in connection with the termination of the Existing Lease Agreements associated with those Licenses or Applications for which World Wide Wireless Communications, Inc. exercises the Option shall be born by World Wide Wireless Communications, Inc.

         4.9. Binging on Successors. The terms, conditions and provisions of this Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective heirs, successors, transferees and assigns.

         4.10. Notices. All notices or other communications required or permitted hereunder shall be in writing (which shall include communications by telex and telecopier); shall be deemed to have been given when delivered by had, telecopy followed by mailed notices as hereinafter provided), overnight delivery service, with acknowledged receipt, or when received by the United States mail if sent by registered or certified mail postage prepaid, return receipt requested, addressed to a Party at the addresses set forth for that Party on the signature page of this Agreement with copies (which shall not constitute notice) to the individuals or entities designated by the Party on the signature page of this Agreement, or such other address which the Party shall have given in writing for such purpose by notice hereunder.

         4.11. Third Parties. Nothing herein shall be construed to be to the benefit of or enforceable by any third party including, but not limited to , any creditor of the Parties.

         4.12. Cooperation. Each of the Parties agrees to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement.

         4.13. Counterparts. This Agreements may be executed in counterparts, each of which shall be deemed an original, and all counterparts taken together shall constitute the Agreement of the Parties.

         IN WITNESS WHEREOF, The Parties have caused this Agreement to be executed as of the day and year first above written.



Shekinah Network

By:  ______________________________

Name:  Charles J. McKee
Title: President


World Wide Wireless Communications, Inc.

By:  ______________________________

Name:  Doug Haffer
Title: President


Address for Notices:

Shekinah Network
14875 Powerline road
Atascadero, CA  93422
Attn: Charles McKee, President
Phone/Fax:  (805) 438-3341

Gardner, Carton & Douglas
1301 K Street, N.W., Suite 900
Washington, D.C.  20005
Phone:  (202) 408-7100
Fax:  (202) 289-1504

Douglass P. Haffer
One Post Street Suite 2600
San Francisco, CA  94104
Phone:  (415) 956-9190
Fax:  (415) 391 3199

                                    EXHIBIT A

                                  FCC LICENSES


Albuquerque, New Mexico  BPLIF-921015DB, -granted 8/5/94-, Call Sign WNC-373

Anchorage, Alaska BPLIF-951016AG, -granted 5/2/96-, Call Sign WNC-732

Aspen, Colorado BPLIF-951018AK, -granted 5/4/98-, Call Sign WND-368

Carlsbad, New Mexico BMPLIF-971024DB, -granted 12/8/94-, Call Sign WNC-533

Champaign, Illinois BMPLIF-960729dw, -granted 2/28/95,- Call Sign WNC-552

Des Moines, Iowa BPLIF-951020BS, -granted ?-. Call Sign WND-401

Fairbanks, Alaska BMPLIF-970819DI, -granted 7/5/96-, Call Sign WNC-773

Fairmont, Minnesota BPLIF-951017AL, -granted 10/10/96-, Call Sign WND-329

Grand Rapids, Michigan BMPLIF-980429K, -granted 9/3/93-. Call sign WLX-950

Hilo, Hawaii BPLIF-951020B4, -granted 3/14/97-, Call Sign WNC-810

Hot Springs, Arkansas BPLIF-951018AV, -granted 4/20/98-, Call Sign WND-348

Key West, Florida BPLIF-951018AV, -granted 5/30/97-, Call Sign WND-798

La Crosse, Wisconsin BPLIF-951020ZW, -granted 10/31/97-, Sall Sign WNC-868

La Grande, Oregon BPLIF-951020EY, -granted 7/25/97-, Call Sign WNC-956

Medford, Oregon BMPLIF-950308DA, -granted 10/8/93-, Call Sign WLX-975

Nashville, Tennessee BMPLIF-940819EC, -granted 4/24/95,- Call Sign WLX-978

Opelika, Alabama BPLIF-951020GB, -granted 3/20/98-, Call Sign WND-321

Pierre, South Dakota BMPLIF-971121DE, -granted 5/23/96-, Call Sign WNC-797

Pocatello, Idaho BPLIF-951020UQ, -granted 8/24/98-, Call Sign WND-465

Redding, California BMPLIF-950523DZ, -granted 9/2/94,- Call Sign WNC-407

Reno/Carson City, Nevada BPLIF-951020DE, -granted 8/21/98-. Call Sign WND-476

Santa Barbara, California BMPLIF-980213DH, -granted 12/6/93-, Call Sign WLX-994

Sebring, Florida BPLIF-951020JX, -granted 8/22/97-, Call Sign WNC-904

Sheridan, Wyoming BPLIF-930108DC, -granted 9/-29-94-, Call Sign WNC-426

St. Croix, Virgin Islands BPLIF-951020JL, -granted 10/22/97-, Call Sign WND-210

St. Thomas, Virgin Islands BPLIF-951018AG, -granted 2/12/98-, Call Sign WNC-892

Ukiah, California BPLIF951017AK, -granted 7/25/97-, Call Sign WNC-893

Vail, Colorado BPLIF-951018AL, -granted 4/15/98-, Call Sign WND-352

Visalia, California BPLIF-951020MQ, -granted 7-5-96-, Call Sign WNC-787

Wenatchee, Washington BMPLIF-980227DW, -granted 8-23-95-, Call Sign WNC-661

Yuma Arizona BPLIF-920708DC, -granted 7/9/93-, Call Sign WLX-919

                                    EXHIBIT B

                      APPLICATION FILED BY SHKINAH NETWORK

Alamosa, Colorado BPLIF-951018AN, -filed 10-95-

Casper, Wyoming BPLIF-951020ED, -filed 10-95

Columbus, Ohio BPLIF-951020YS, -filed 10-95-

Del Rio, Texas BPLIF-951020QA, -filed 10-95-

Elizabeth City (Midway), North Carolina BPLIF-951019BJ, -filed 10-95-

Eureka, California BPLIF-951017AM, -filed 10-95-

Grand Junction, Colorado BPLIF-951020FH, -filed 10-95-

Las Vegas, New Mexico BPLIF951020TA, -filed 10-95-

Springfield, Missouri BPLIF-951020KQ, -filed 10-95-

                                    EXHIBIT C

                              ITFS EXCESS CAPACITY
                            AIRTIME LEASE AGREEMENTS

Alamosa, Colorado
By and between Shekihan Network and "MPO Industries." ECLS Date 10-15-94

Albuquerque
By and between Shekihan Network and "Multimedia TV." ECLA Date 7-7-92

Anchorage, Alaska
By and between Shekihan Network and "ATI of Anchorage." ECLA Date 12-21-92

Aspen, Colorado
By and between Shekihan Network and "NONE" (Terminated)

Carlsbad, New Mexico
By and between Shekihan Network and "Multimedia TV." ECLA Date 10-20-97

Casper, Wyoming
By and between Shekihan Network and " NONE" (Terminated)

Champaign, Illinois
By and between Shekihan Network and "Heartland Wireless of Champaign." ECLA Date 12-27-93

Columbus, Ohio
By and between Shekihan Network and "ATI of Columbus." ECLA Date 12-12-92

Del Rio, Texas
By and between Shekihan Network and "All-Tex Wireless Video, Inc." ECLA Date 10-10-95

Des Moines/Grimes, Iowa
By and  between  Shekihan  Network  and "Des  Moines F  Partnership."  ECLA Date
10-1-95

Elizabeth City (Midway), North Carolina
By and between Shekihan Network and "Wireless One of North Carolina." ECLA Date 8/25/97

Eureka, California
By and between Shekihan Network and "MPO Industries." ECLA Date 9-10-94

Fairbanks, Alaska
By and between Shekihan Network and "Alaska Wireless Cable." ECLA Date 5-1-95

Fairmont, Minnesota
By and between Shekihan Network and "Starcom/Fairmont Wireless." ECLAS Date 9-23-95

Grand Junction, Colorado
By and between Shekihan Network and "Wireless Cable of Grand Junction." ECLA Date 4-15-93

Grand Rapids, Michigan
By and between Shekihan Network and "NONE" (Terminated)

Hilo, Hawaii
By and  between  Shekihan  Network and "Hilo  Wireless  Cable,  Ltd.  "ECLA Date
10-1-95

Hot Springs, Arkansas
By and between Shekihan Network and "Skyview Wireless Cable, Inc." ECLA Date 10-1-95

Key West, Florida
By and between Shekihan Network and "NONE" (Terminated)

La Crosse, Wisconsin
By and between Shekihan Network and "Wisconsin Wireless Cable." ECLA Date 1-1-95

La Grande, Oregon
By and between Shekihan Network and "NONE" (Terminated)

Las Vegas, New Mexico
By and  between  Shekihan  Network  and "Las Vegas  Wireless  Cable."  ECLA Date
10-1-95

Medford, Oregon
By and between Shekihan Network and and "ATI of Medford." ECLA Date 5-5-92

Nashville, Tennessee
By and between Shekihan Network and "Nashville Wireless Cable Television, Inc." ECLA Date 3-25-94

Opelika, Alabama
By and between Shekihan Network and Wireless One (no current information!)

Pierre, South Dakota
By and between Shekihan Network and "NONE" (Terminated)

Pocatello, Idaho
By and between Shekihan Network and "Centimeter Wave Television, Inc." ECLA Date 10-1-95

Redding, California
By and between Shekihan Network and "ATI Of Redding." ECLA Date 8-14-92

Reno/Carson City, Nevada
By and between Shekihan Network and "Quadravision." ECLA Date 8-10-95

Santa Barbara, California
By and between Shekihan Network and "ATI of Santa Barbara." ECLA Date 6-9-92

Sebring, Florida
By and between Shekihan Network and "ATI of  Sebring." ECLA Date 9-14-95

Sheridan, Wyoming
By and between Shekihan Network and "ATI of Sheridan." ECLA Date 5-5-92

Springfield, Missouri
By and between Shekihan Network and "Hearthland Wireless Cable, Inc." ECLA Date 10-10-95

St. Croix/Friedensfeld, Virgin Islands
By and between Shekihan Network and "Antilles Wireless Cable TV, Co." ECLA Date 9-12-95

St. Thomas/Charlotte Amalie, Virgin Islands
By and between Shekihan Network and "Antilles Wireless Cable TV, Co." ECLA Date 9-12-95


Ukiah, California
By and between Shekihan Network and "NONE" (Terminated)

Vail, Colorado
By and between Shekihan Network and "NONE" (Terminated)

Visalia, California
By and between Shekihan Network and "ATI of Visalia." ECLA Date 1-14-93

Wenatchee, Washington
By and between Shekihan Network and "ATI of Wenatchee." ECLA Date 12-1-94

Yuma, Arizona
By and between Shekihan Network and "Cardiff Broadcasting Partnertship II." ECLA Date 5-5-92